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                                                                    Exhibit 16.1



             [Letterhead of York, Neel & Co. - Hopkinsville, LLP]

                              September 20, 2000



Division of Corporation Finance
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0404

     Re: HopFed Bancorp, Inc.
         -------------------

Ladies and Gentlemen:

     At the request of HopFed Bancorp, Inc. (the "Registrant"), we have reviewed the disclosures made by the Registrant under Item 4 of Form 8-K in response to
Item 304(a) of Regulation S-K, and we agree with the statements made in the Current Report on Form 8-K by the Registrant in response to this Item.



                                 /s/ York, Neel & Co. - Hopkinsville, LLP